                                                                  Exhibit (a) 14

                       Building One Services Corporation

                                  $200,000,000
                      % Senior Subordinated Notes due 2009

                               PURCHASE AGREEMENT
                               ------------------

                                                                 April 23, 1999

BT ALEX. BROWN INCORPORATED
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
FRIEDMAN, BILLINGS, RAMSEY & CO.
JEFFERIES & COMPANY, INC.
FLEET SECURITIES, INC.
c/o BT Alex. Brown Incorporated
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

          Building One Services Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchasers"),
--------                                                 ------------------
as set forth below.

          1.  The Securities.  Subject to the terms and conditions herein
              --------------
contained, the Company proposes to issue and sell to the Initial Purchasers (the "Offering") $200,000,000 aggregate principal amount of its 10 1/2% Senior
 --------
Subordinated Notes due 2009 (the "Notes").  The Notes will be unconditionally
                                  -----
guaranteed (the "Guarantees", and together with the Notes, the "Securities") on
                 ----------                                     ----------
a senior subordinated basis by all of the Company's subsidiaries (the "Guarantors" and collectively with the Company, the "Issuers"). The Securities
-----------                                          -------
are to be issued under an indenture (the "Indenture") to be dated as of
                                          ---------
April 30, 1999 by and between the Issuers and IBJ Whitehall Bank & Trust Company, as Trustee (the "Trustee").
                          -------

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the

"Act"), in reliance on exemptions therefrom.
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


          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated April 6, 1999 (the "Preliminary
                                                                     -----------
Memorandum"), and a final offering memorandum dated April 23, 1999 (the "Final
----------                                                              -----
Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein
----------
being referred to as a "Memorandum") relating to the Company, the Guarantors and
                        ----------
the Securities.

          The Notes are being sold in connection with the Company's tender offer for up to 25.5 million shares of its outstanding common stock, including shares underlying stock options (the "Tender Offer"), pursuant to the Company's offer
                               ------------
to purchase dated February 19, 1999, as amended.

          The Company and the Guarantors will enter into an agreement (the "Credit Agreement") with Bankers Trust Company, as agent, and certain lenders
-----------------
thereto whereby the Company will be provided with a $225 million revolving credit facility and a $125 million term loan.

          The Company has entered into an agreement with Boss Investment, LLC ("Boss Investment"), an affiliate of Apollo Management, L.P., pursuant to which the Company has agreed to issue and sell to Boss Investment $100 million aggregate principal amount of its 7 1/2% Convertible Junior Subordinated Notes (the "Convertible Subordinated Notes").

          The Offering, the Tender Offer, the sale of the Convertible Subordinated Notes and the related borrowings under the Credit Agreement are collectively referred to as the "Transactions."
                                 ------------

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the
                                                        ---------
"Registration Rights Agreement"), pursuant to which the Issuers have agreed,
------------------------------
among other things, to file a registration statement (the "Registration
                                                           ------------
Statement") with the Securities and Exchange Commission (the "Commission")
---------                                                     ----------
registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

          2.  Representations and Warranties.  Each of the Issuers represents
              ------------------------------
and warrants to and agrees with each of the Initial Purchasers that:

          (a) The Preliminary Memorandum and the Final Memorandum did not, as of their respective dates, and any amendment or supplement thereto will not as of its date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Final Memorandum, as amended or supplemented as of the Closing Date (as defined in Section 3 below) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing as of the Closing Date, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum, except for issuances, if any, pursuant to employee or director benefits plans or the exercise of any warrants disclosed in the Final Memorandum and except to the extent that the number of shares of capital stock of the Company acquired in the Tender Offer is not equal to 24.6 million shares; all of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a "Subsidiary" and
                      ----------                           ----------
collectively, the "Subsidiaries"); all of the outstanding shares of capital
                   ------------
stock or ownership interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (other than partnership interests) and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock or ownership interests of each of the Subsidiaries (except for Engineering Design Group, Inc.) are owned, directly or indirectly, by the Company and will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than liens pursuant to the Credit Agreement) or voting; except as set forth in the Final Memoran-dum, there are no (i) options, warrants or other rights to purchase, other than options or rights granted under employee or director benefits plans, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding; except as set forth in the Final Memorandum, there are no holders of securities of the Company or any Subsidiary that are entitled to have such Securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

          (c) Each of the Company and the Subsidiaries is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or organizational power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").
          -----------------------

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). Each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes. The Notes and the Guarantees, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes, have each been, or as of the Closing Date will be, duly and validly authorized by the Company and the Guarantors and the Guarantees, and the guarantees of the Exchange Notes and the Private Exchange Notes have been, or as of the Closing Date will be, duly and validly authorized by the Guarantors, and, when executed by the Company and the Guarantors, respectively, and authenticated and delivered by the Trustee in accordance with the provisions of the Indenture (and assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when the Notes and the Guarantees are delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement or the Exchange Notes or the Private Exchange Notes (and the related guarantees) are issued in accordance with the Registration Rights Agreement and the Indenture in exchange for the Notes, will constitute valid and legally binding obligations of each of the Company and the Guarantors, as the case may be, entitled to the benefits of the Indenture, and enforceable against each of the Company and the Guarantors, as the case may be, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (e) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been, or as of the
                              ---
Closing Date will be, duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (f) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registra-tion Rights Agreement has been, or as of the Closing Date will be, duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (g) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by each of the Issuers of the transactions contemplated hereby have been, or as of the Closing Date will be, duly and validly authorized by each of the Issuers. This Agreement has been duly executed and delivered by each of the Issuers.

          (h) The Credit Agreement has been, or as of the Closing Date will be, duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery by the lenders thereof), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

          (i) The Company and each of the Guarantors has all requisite corporate or partnership power and authority to enter into the Transactions (to the extent each is a party thereto).

          (j) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Securities to the Initial Purchasers or the consummation by the Issuers of the other Transactions, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers and such as may be required in connection with the other Transactions. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document),
(ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or
(iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default,
                        ---------
violation or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (k) The execution, delivery and performance by the Issuers of this Agreement, the Indenture, the Registration Rights Agreement and the Credit Agreement and the consummation by the Issuers of the Transactions (to the extent each is a party thereto) and the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or
(iii) (assuming compliance with the Act with respect to the transactions contemplated by the Registration Rights Agreement and all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l) The audited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Each of PricewaterhouseCoopers, LLP, Fraizer & Deeter, LLC, Shinners, Hucovski & Company and Smith, Kesler & Company (collectively, the "Independent Accountants") is an independent public
                            -----------------------
accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (m)  The pro forma financial statements (including the notes thereto)
(i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the
              ------------
Commission's rules with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n) There is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (o) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits
                   -------
would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to so fulfill or perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such revocation, termination or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than, with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries other than pursuant to the employee or benefit plans.

          (q) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or where such filing is being contested in good faith, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (r) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.

          (s) None of the Company, the Subsidiaries or any agent acting on their behalf (except that no representation or warranty is made with respect to the Initial Purchasers) has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (t) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how ("Intellectual Property") necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, except where the failure to own or possess such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

          (u) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (v) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable
                                                     ------
state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened except for any such event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (x) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties.

          (y) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever
          -----
has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant, except for any liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (z) Each of the Company and the Subsidiaries (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported ac-countability for its assets is compared with existing assets at reasonable intervals.

          (aa) None of the Company or the Subsidiaries is or after giving effect to the Transactions will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (bb) The Securities, the Indenture and the Registration Rights Agreement will on the Closing Date conform in all material respects to the descriptions thereof in the Final Memorandum.

          (cc) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (dd) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of the Issuers (on a consolidated basis) will exceed the sum of their stated liabilities and identified contingent liabilities; the Issuers (on a consolidated basis) will not be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the Transactions, (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (ee) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (except that no representation or warranty is made with respect to the Initial Purchasers), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general ad-vertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with (i) the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or (ii) the resales of the Securities by the Initial Purchasers as described in the Final Memorandum to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (ff) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (gg) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (hh) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S") with respect to
                                                ------------
the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

          (ii) The Company has delivered to the Initial Purchasers a true and correct copy of each of the documents contemplated by the Transactions, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchasers have been advised in writing and which would be re-quired to be disclosed in a prospectus pursuant to the Act; and to the best knowledge of the Issuers there exists no event or condition which would constitute a default or an event of default under any of the documents contemplated by the Transactions which would reasonably be expected to result in a Material Adverse Effect or materially adversely affect the ability of the Issuers to consummate the Transactions (to the extent each is a party thereto).

          Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

          3.  Purchase, Sale and Delivery of the Securities.  On the basis of
              ---------------------------------------------
the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on Schedule 1 hereto from the Company at 94.746% of their
                     ----------
principal amount. On the Closing Date, one or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), net of the overnight cost of such funds, to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on
, 1999, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The
                                                             ------------
Company will make such certificate or
certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 18 hours prior to the Closing Date.

          4.  Offering by the Initial Purchasers.  The Initial Purchasers
              ----------------------------------
propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5.  Covenants of the Issuers.  Each of the Issuers covenants and
              ------------------------
agrees with each of the Initial Purchasers that:

          (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall have reasonably objected within two business days after being provided a copy of such amendment or supplement, unless in the opinion of counsel to the Issuers such amendment or supplement is required by law. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided,
                                                                   --------
however, that in connection therewith, none of the Issuers shall be required to
-------
qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) Prior to the Closing Date, the Issuers will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited consolidated interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (f) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (g) The Issuers will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Act.

          (h) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of

Rule 144(a)(3) under the Act, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) The Issuers will use their respective best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal
                                                                       ------
Market") and (ii) permit the Securities to be eligible for clearance and
------
settlement through The Depository Trust Company.

          (j) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) the Issuers will comply with the provisions of Regulation S, including the prohibition on directed selling efforts, will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          (k) The Company shall apply the net proceeds from the sale of the Notes, the sale of the Convertible Subordinated Notes and borrowings under the Credit Agreement to the purchase of its Common Stock pursuant to the Tender Offer and take all other steps as are reasonably necessary to consummate the Tender Offer, in each case as soon as is reasonably practicable after the Issue Date.

          6.  Expenses.  The Issuers agree to pay all costs and expenses
              --------
incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

          7.  Conditions of the Initial Purchasers' Obligations.  The obligation
              -------------------------------------------------
of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Morgan, Lewis & Bockius, LLP, counsel for the Issuers and the local counsel listed in Schedule 3 attached hereto, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

             (i) Each of the Company and the Subsidiaries is duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or organizational power and authority to own its properties and to conduct its business as described in the Final Memorandum. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             (ii) The Company has the authorized capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock or ownership interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (other than partnership interest) and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock or ownership interests of the Subsidiaries (except for Engineering Design Group, Inc.) are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than liens pursuant to the Credit Agreement) or voting.

             (iii) Except as set forth in the Final Memorandum (A) no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding other than pursuant to employee or director benefit plans, (B) no agreements or other obligations to issue, or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding and (C) no holder of securities of the Company or any Subsidiary is entitled to have such securities reg-istered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

             (iv) Each of the Issuers has all requisite corporate or organizational power and authority to execute, deliver and perform each of its respective obligations under the Indenture, the Notes, the Guarantees, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

             (v) The Securities are in the form contemplated by the Indenture. The Notes and the Guarantees have been duly and validly authorized by the Company and the Guarantors, as applicable, and, when the Notes and the Guarantees are duly executed and delivered by the Company and each of the Guarantors, as applicable, the Securities are authenticated and delivered by the Trustee in accordance with the provisions of the Indenture (and assuming the due authorization, execution and delivery of the Securities by the Trustee in accordance with the Indenture) and the Securities are delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Securities will constitute the valid and legally binding obligations of the Company and each of the Guarantors, as applicable, entitled to the benefits of the Indenture, and enforceable against the Company and each of the Guarantors, as applicable, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or here-after in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

             (vi) The Exchange Notes and the Private Exchange Notes and the guarantees thereof by the Guarantors have been duly and validly authorized by the Company and each of the Guarantors, as applicable, and, when the Exchange Notes and the Private Exchange Notes and the guarantees thereof by the Guarantors have been duly executed and delivered by the Company and each of the Guarantors, as applicable, in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company and each of the Guarantors, as applicable, entitled to the benefits of the Indenture, and enforceable against the Company and each of the Guarantors, as applicable, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

             (vii) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

             (viii) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by each of the Issuers of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers. This Agreement has been duly executed and delivered by each of the Issuers.

             (ix) The Indenture, the Securities and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

             (x) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of the Company or the Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary is subject which, if determined adversely to the Company or the Subsidiaries, would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the Transactions.

             (xi) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the Transactions and the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel

     (including in any event any of the foregoing which have been filed by the Company with the Commission), except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) (assuming compliance with the Act with respect to the transactions contemplated by the Registration Rights Agreement and all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             (xii) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Securities to the Initial Purchasers, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, those which have previously been obtained and such as may be required in connection with the other Transactions.

             (xiii) The Company and the Subsidiaries have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to so fulfill or perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such revocation, termination or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             (xiv) To such counsel's knowledge, the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how

     ("Intellectual Property") necessary to conduct the businesses now or
     -----------------------
     proposed to be operated by them as described in the Final Memorandum, except where the failure to own or possess such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

             (xv) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

             (xvi) None of the Company or the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

             (xvii) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Notes is made in an offshore
     ------
     transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and the representations, warranties and covenants of the Company contained in this Agreement regarding the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

             (xviii) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          In rendering such opinion, counsel for the Issuers shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          At the time the foregoing opinion is delivered, Morgan Lewis & Bockius, LLP shall additionally state that it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(ix)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinion of Morgan Lewis & Bockius, LLP, described in this Section shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchasers shall have received from each of the Independent Accountants a comfort letter or letters dated the date hereof and a comfort letter dated the Closing Date from PricewaterhouseCoopers, LLP, each in form and substance satisfactory to counsel for the Initial Purchasers.

          (d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

          (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

          (g) The Transactions (other than the Tender Offer) shall have been consummated concurrently with the Offering.

          (h) The Credit Agreement shall have been executed and delivered by all parties thereto.

          (i) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

             (i) The representations and warranties of the Issuers contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

             (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect; and

             (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by each of the Issuers and such agreement shall be in full force and effect at the Closing Date.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8.  Offering of Securities; Restrictions on Transfer.  (a)  Each of
              ------------------------------------------------
the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Issuers (as to itself only) that (i) it has not solicited and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has solicited and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers,"
                                                        ------------------
which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B),
                      --------  -------
in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

          Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

          9.  Indemnification and Contribution.  (a)  Each of the Issuers,
              --------------------------------
jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

             (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

             (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers
                                               --------  -------
will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission (i) made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein or (ii)
(x) if it is established in the related proceeding that the Initial Purchasers failed to send or deliver a copy of the Final Memorandum as then amended or supplemented to the person asserting such loss, claim, damage, or liability prior to the written confirmation of such sale (provided that the Issuers have complied with their obligations under Section 5(d) hereof, and (y) the untrue statement or alleged untrue statement or omission or alleged omission was completely corrected in the Final Memorandum as the amended or supplemented and the Final Memorandum as then amended or supplemented does not contain any other untrue statement or alleged untrue statement or omission or alleged omission that was the subject matter of the related proceeding. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

          (b) The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless each of the Issuers, their respective directors, their respective officers and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any such Issuer, director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by any Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying
--------  -------
party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immedi-ately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

          10.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Issuers, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.  Termination.  (a)  This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

             (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

             (ii) trading in securities of any of the Issuers or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended (other than temporarily pending an announcement) or minimum or maximum prices shall have been established on any such exchange or market;

             (iii) a banking moratorium shall have been declared by New York or United States authorities;

             (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

             (v) any securities of any of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12.  Information Supplied by the Initial Purchasers.  The statements
               ----------------------------------------------
set forth in the third paragraph, the second sentence of the fifth paragraph and the sixth and seventh paragraphs under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          13.  Notices.  All communications hereunder shall be in writing and,
               -------
if sent to the Initial Purchasers, shall be mailed or delivered to (i) BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at Building One Services Corporation, 800 Connecticut Avenue, NW, Suite 1111, Washington, DC 20006, Attention: General Counsel; with a copy to Morgan Lewis & Bockius, LLP, 1800 M Street, NW, Washington, DC 20036,
Attention:  Linda L. Griggs, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14.  Successors.  This Agreement shall inure to the benefit of and be
               ----------
binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

          15.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
               --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Guarantors and the Initial Purchasers.

                                 Very truly yours,

                                 BUILDING ONE SERVICES CORPORATION


                                 By:/s/ F. Traynor Beck
                                 ----------------------
                                    Name: F Traynor Beck

                                    Title: Executive Vice President and
                                           General Counsel

                                 ADVENT ELECTRIC COMPANY, INC.
                                 AMERICAN AIR COMPANY, INC.
                                 APPEARANCE MANAGEMENT
                                  SERVICES, INC.
                                 BOXBERGER, INC.
                                 BRICK, INC.
                                 BUILDING ONE ELECTRICAL, INC.
                                 BUILDING ONE SERVICE
                                  SOLUTIONS, INC.
                                 BUYR, INC.
                                 CENTER SERVICES, INC.
                                 D/FW MECHANICAL SERVICES, INC.
                                 THE G.S. GROUP, INC.
                                 G.S. FINANCIAL, INC.
                                 GULF STATES, INC.
                                 GSI OF CALIFORNIA, INC.
                                 TESTRONICS, INC.
                                 BRAZOSPORT MANAGEMENT, INC.
                                 HUNT ELECTRIC, INC.
                                 IVEY MECHANICAL COMPANY
                                 BARNES IVEY MECHANICAL
                                  COMPANY, LLC
                                 LEXINGTON/IVEY MECHANICAL
                                  COMPANY, LLC
                                 IVEY MECHANICAL SERVICES, LLC
                                 THE LEWIS COMPANIES, INC.
                                 OIL CAPITAL ELECTRIC, INC.
                                 ENGINEERING DESIGN GROUP, INC.

                                 REGENCY ELECTRIC COMPANY MEMPHIS OFFICE, INC. FLOR-SHIN, INC.
                                 GARFIELD/INDECON ELECTRICAL SERVICES, INC.
                                 WARREN ELECTRICAL CONSTRUCTION CORP.
                                 BELTLINE MECHANICAL SERVICES, INC.
                                 GAMEWELL MECHANICAL, INC.
                                 BUILDING ONE MECHANICAL SERVICES, INC.
                                 ELECTRICAL DESIGN & CONSTRUCTION
                                  INC.
                                 FRED CLARK ELECTRICAL CONTRACTORS
                                  INC.
                                 MCINTOSH MECHANICAL, INC.
                                 NATIONAL NETWORK SERVICES, INC.
                                 OMNI MECHANICAL COMPANY
                                 PERIMETER MAINTENANCE CORPORATION
                                 POTTER ELECTRIC COMPANY, INC.
                                 REGENCY ELECTRIC COMPANY, INC.
                                 REGENCY ELECTRIC COMPANY
                                  JACKSONVILLE OFFICE, INC.
                                 REGENCY ELECTRIC COMPANY
                                  ORLANDO OFFICE, INC.
                                 REGENCY ELECTRIC COMPANY
                                  ATLANTA OFFICE, INC.
                                 REGENCY ELECTRIC COMPANY
                                  PROJECTS GROUP, INC.
                                 REGENCY ELECTRIC COMPANY
                                  SOUTH FLORIDA, INC.
                                 REGENCY ELECTRIC COMPANY
                                  CHARLOTTE OFFICE, INC.
                                 RELIABLE PAPER SERVICE
                                  COMPANY, INC.
                                 RIVIERA ELECTRIC CONSTRUCTION,
                                  CO.
                                 RIVIERA ELECTRIC OF CALIFORNIA
                                  INC.
                                 ROBINSON MECHANICAL COMPANY

                                 SANDERS BROTHERS, INC.
                                 SKC ELECTRIC, INC.
                                 CRAMER ELECTRIC, INC.
                                 SKCE, INC.
                                 PROWIRE SECURITY SYSTEMS
                                 SPANN BUILDING MAINTENANCE, CO.
                                 SPANN MANAGEMENT GROUP, INC.
                                 TAYLOR ELECTRIC, INC.
                                 TESS HOLDINGS, INC.
                                 CREST INTERNATIONAL, LLC
                                 TOWN & COUNTRY ELECTRIC, INC.
                                 TRI-CITY ELECTRIC CONTRACTORS,
                                  INC.
                                 TRI-M CORPORATION

                                 TRI-M ELECTRICAL CONSTRUCTION
                                  CORP.
                                 TRI-M BUILDING AUTOMATION SYSTEMS
                                  CORP.
                                 TRI-M INFORMATION SYSTEMS
                                  CORP.
                                 TRI-M INTEGRATED SYSTEM
                                  SOLUTIONS CORP.
                                 WALKER ENGINEERING, INC.

                                 WATSON ELECTRICAL CONSTRUCTION
                                  CO.
                                 WILSON ELECTRIC COMPANY, INC.

                                 CHAMBERS ELECTRONIC COMMUNICATIONS
                                  INC.


                                 BY: /s/ F. Traynor Beck
                                     ---------------------
                                     NAME: F. Traynor Beck
                                     TITLE: Executive Vice President
                                            and General Counsel

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT ALEX. BROWN INCORPORATED
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
FRIEDMAN, BILLINGS, RAMSEY & CO. INC.
JEFFERIES & COMPANY, INC.
FLEET SECURITIES, INC.

c/o BT Alex. Brown Incorporated

By: /s/ Larry Zimmerman

    Name:  Larry Zimmerman

    Title: Managing Director

                                                            SCHEDULE 1
                                                            ----------


                                                   Principal
                                                   Amount of
Initial Purchasers                                 Notes
------------------                                 ---------
BT Alex. Brown Incorporated......................  $ 82,000,000
Bear, Stearns & Co., Inc.........................  $ 30,000,000
Goldman, Sachs & Co..............................  $ 30,000,000
Salomon Smith Barney Inc.........................  $ 30,000,000
Friedman, Billings, Ramsey & Co..................  $ 10,000,000
Jefferies & Company, Inc.........................  $ 10,000,000
Fleet Securities, Inc............................  $  8,000,000
          Total..................................  $200,000,000
                                                   ============

                                                            SCHEDULE 2
                                                            ----------

                          Subsidiaries of the Company
                          ---------------------------

                                                        Jurisdiction of
Name                                                    Incorporation
----                                                    ---------------
Advent Electric Company, Inc..........................  Tennessee
American Air Company, Inc.............................  California
Appearance Management Services, Inc...................  Georgia
Boxberger, Inc........................................  North Carolina
Brick, Inc............................................  Georgia
Building One Electrical Services, Inc.................. Kansas
Building One Service Solutions, Inc...................  Virginia
BUYER, Inc............................................. Delaware
Center Services, Inc..................................  California
DFW Mechanical Services, Inc..........................  Texas
The G.S. Group, Inc...................................  Nevada
Flor-Shin, Inc........................................  South Carolina
G.S. Financial, Inc...................................  Nevada
Gulf States, Inc......................................  Texas
GSI of California, Inc................................  California
Testronics, Inc.......................................  Texas
Brazosport Management, Inc............................  Texas
Hunt Electric, Inc....................................  Utah
Ivey Mechanical Company...............................  North Carolina
Barnes Ivey Mechanical Company, LLC...................  North Carolina
Lexington/Ivey Mechanical Company, LLC................  Kentucky
Ivey Mechanical Services, LLC.........................  Texas
The Lewis Companies, Inc..............................  Oklahoma
Oil Capital Electric, Inc.............................  Oklahoma
Engineering Design Group, Inc.........................  Oklahoma
Electrical Design & Construction, Inc.................  Oklahoma
Fred Clark Electrical Contractors, Inc................  Oklahoma
Omni Mechanical Services..............................  Oklahoma
McIntosh Mechanical, Inc..............................  South Carolina
National Network Services, Inc........................  Colorado
Perimeter Maintenance Corporation.....................  Nevada
Potter Electric Inc...................................  Nevada
Regency Electric Company, Inc.........................  Florida
Regency Electric Company Jacksonville Office, Inc.....  Florida
Regency Electric Company Orlando Office, Inc..........  Florida
Regency Electric Company Atlanta Office, Inc..........  Georgia
Regency Electric Company Memphis Office, Inc..........  Tennessee
Regency Electric Company Projects Group, Inc.........   Florida
Regency Electric Company South Florida, Inc...........  Florida
Regency Electric Company Charlotte Office, Inc........  North Carolina
Reliable Paper Service Company, Inc...................  Georgia

Riviera Electric Construction, Co..............................         Colorado
Riviera Electric of California, Inc............................         California
Robinson Mechanical Company....................................         Colorado
Sanders Brothers, Inc..........................................         South Carolina
SKC Electric, Inc..............................................         Kansas
Cramer Electric, Inc...........................................         Kansas
SKCE, Inc......................................................         Kansas
Prowire Security Systems.......................................         Kansas
Spann Building Maintenance, Co.................................         Missouri
Spann Management Group, Inc....................................         Missouri
Taylor Electric, Inc...........................................         Utah
Tess Holdings, Inc.............................................         Wisconsin
Crest International, LLC.......................................         Wisconsin
Town & Country Electric, Inc...................................         Wisconsin
Tri-City Electric Contractors, Inc.............................         Florida
Tri-M Corporation..............................................         Pennsylvania
Tri-M Electrical Construction Corp.............................         Pennsylvania
Tri-M Building Automation Systems Corp.........................         Pennsylvania
Tri-M Information Systems Corp.................................         Pennsylvania
Tri-M Integrated System Solutions Corp.........................         Pennsylvania
Walker Engineering, Inc........................................         Texas
Watson Electrical Construction Co..............................         North Carolina
Wilson Electric Company, Inc...................................         Arizona
Chambers Electronic Communications, LLC........................         Arizona
Warren Electrical Construction Corp............................         Pennsylvania
Beltline Mechanical Services, Inc..............................         North Carolina
Gamewell Mechanical, Inc.......................................         North Carolina
Building One Mechanical Services, Inc..........................         Mississippi
Flor-Shin, Inc.................................................         South Carolina
Garfield/Indecon Electrical Services, Inc......................         Ohio

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

                                                                      SCHEDULE 3
                                                                      ----------

                          Local Counsel of the Company


Brad Booke, Esq.
King & Spalding
Nexsen, Pruet, Jacobs & Pollard, LLP
Ray, Quinney & Nebeker
Woolf, McClane, Bright, Allen & Carpenter, PLLC
Cohen, Todd, Kite & Stanford
Nichols, Wolfe, Stamper, Fallis & Robertson
Neuman, Drennen & Stone, LLC
Godfrey & Kahn
Ralph Polachek, Esq.
Narron & Holdford, PA
Sachs, Tierney
Levy and Craig
Canterbury, Stuber, Elder, Gooch & Surratt
Phelps, Dunbar LLP
Vimont & Willis


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